UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                            Current Report pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): October 16, 2006

                       METROPOLITAN HEALTH NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                                    Florida
                 (State or other jurisdiction of incorporation)

        0-28456                                     65-0635748
(Commission file number)               (I.R.S. Employer Identification No.)


                     250 Australian Avenue South, Suite 400
                            West Palm Beach, FL 33401
          (Address of principal executive offices, including zip code)

                                 (561) 805-8500
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item  1.01 Entry into a Material Definitive Agreement

      On October 18, 2006, Metropolitan Health Networks, Inc. (the "Company") announced the appointment of Mr. Robert J. Sabo to the position of Chief
Financial Officer. Mr. Sabo is expected to join the Company in that role on November 9, 2006.

      Mr. Sabo has entered into an Employment Agreement (the "Employment Agreement") with the Company, effective as of November 9, 2006. The Employment Agreement has an initial term of one year and is automatically renewable for successive one-year terms, unless terminated in accordance with the terms of the agreement. The Employment Agreement provides for an annual base salary of $250,000 and the Company's Compensation Committee and Board of Directors has approved a grant of 200,000 options to purchase common stock to be issued to Mr. Sabo upon commencement of his employment with the Company. The options will vest over four years and have an exercise price equal to the closing price of the Company's common stock on the American Stock Exchange on November 8, 2006.

      The Employment Agreement provides for an automobile allowance in the amount of $800 per month, a telephone allowance in the amount of $250 per month, four weeks of vacation, participation in all benefit plans offered by the Company to its executives and the reimbursement of reasonable business expenses.

      Either party may terminate the Employment Agreement at any time. In the event that Mr. Sabo (i) is terminated by the Company without cause, (ii) dies or becomes disabled or (iii) terminates his employment for good reason, he will be entitled to reimbursement of all unreimbursed expenses incurred prior to the date of termination, payment of unused vacation days and payment of his then annual base salary and benefits for a period of one year following the termination.

      The Employment Agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions survive for a period of two years and one year, respectively, following the date of the termination of Mr. Sabo's employment with the Company.

      The foregoing description of the Employment Agreement is qualified in its entirety by reference to such agreement, filed as Exhibit 10.1 hereto, which is hereby incorporated by reference herein.


Section 5 - Corporate Governance and Management

Item  5.02 Departure of Directors or Principal Officers;  Election of Directors;
           Appointment of Principal Officers.

      As anticipated, on October 16, 2006, the Company accepted the resignation of David S. Gartner from his role as the Company's Chief Financial Officer. The resignation was tendered pursuant to the Transition and Severance Agreement the Company entered into with Mr. Gartner on August 18, 2006. The Company has appointed Mr. Michael Earley, its Chief Executive Officer, to serve as the acting Chief Financial Officer until Mr. Sabo commences his employment with the Company.

      From November, 2003 to October, 2006, Mr. Sabo, 55, served as the Chief Financial Officer of Hospital Partners of America ("HPA"), a privately held healthcare services company. At HPA, Mr. Sabo was involved in the successful completion of several hospital acquisitions that led to the operational and financial growth of HPA. Prior to joining HPA, Mr. Sabo was employed by Ernst & Young for over 30 years in a variety of positions. Most recently, from January, 1999 until June, 2003, Mr. Sabo served as the Market Leader for Ernst & Young's Health Science Practice in both North Carolina and South Carolina. From 1985 until 1998, Mr. Sabo served as a Partner at Ernst & Young where he led the Managed Care Practice for the State of Florida. Mr. Sabo's experience with health care related practices includes, among others, serving as audit partner for publicly and privately held companies, assisting clients with accounting and securities reporting issues, implementing Sarbanes Oxley regulations and preparing annual and quarterly financial reports.

      Please see Item 1.01 "Entry into a Material Definitive Agreement" above, incorporated herein by reference, for a description of the material terms of Mr. Sabo's Employment Agreement with the Company.

      A press release announcing the appointment of the Company's new Chief Financial Officer and Mr. Gartner's resignation is attached hereto as Exhibit
99.1 and incorporated herein by reference.


Section 9 - Financial Statements and Exhibits

      Item 9.01 Financial Statements and Exhibits

            (d) Exhibits


            10.1 Employment Agreement, made and entered into as of November 9, 2006, by and between Robert J. Sabo and Metropolitan Health Networks, Inc.

            99.1 Press Release dated October 18, 2006

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2006

                                        METROPOLITAN HEALTH NETWORKS, INC.


                                        By: /s/ Roberto Palenzuela
                                            -----------------------------
                                            Roberto Palenzuela
                                            Secretary and General Counsel